     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                                             Exhibit 10.16

-------------------------------------------------------------------------------
                        EXCLUSIVE DISTRIBUTION AGREEMENT
-------------------------------------------------------------------------------


This Agreement is dated and effective as of January /24th/ 2002 and made
                                            -------------------
between:

BIOSPHERE MEDICAL SA, a French societe anonyme having its registered office at Parc des Nations Z.I Paris Nord II, 383, rue de la Belle Etoile 95700 Roissy-en-France, FRANCE, registered with the Registry of Commerce and Companies of BOBIGNY under the number 418.584.033, and represented by Alain Brunier in his capacity as President, Europe-Middle East-Africa

                   (hereinafter referred to as "BIOSPHERE MEDICAL SA")


AND
---

TERUMO EUROPE NV/SA, a Belgian societe anonyme having its registered office at 3001 Leuven, Research Park Zone 2 Haasrode, Interleuvenlaan 40, registered with the Registry of Commerce of Leuven under the number 52.311, and represented by Alain Poncet in his capacity as Senior Vice President

                         (hereinafter referred to as "TERUMO EUROPE")



     (hereinafter collectively referred to as the "Parties" or individually as a "Party")

WITNESSETH
----------

WHEREAS TERUMO EUROPE is an international company manufacturing high medical technology.

WHEREAS TERUMO EUROPE has also developed a strong and capable network for the sale and distribution of medical products and devices.

WHEREAS BIOSPHERE MEDICAL SA is a company with a high reputation in manufacturing and distribution of high medical technology in EUROPE.

WHEREAS BIOSPHERE MEDICAL SA owns and/or controls a series of patents and technical information, including process and know how, and has wide experience and an international reputation in manufacturing and distribution of embolotherapy product range particularly under the trademarks of Embosphere and Embogold;

WHEREAS BIOSPHERE MEDICAL SA owns, controls and/or has right, directly or indirectly to the trademarks of Embosphere and Embogold in connection with the above mentioned products (the "Trademarks") and owns, controls and/or has right, directly or indirectly, corporate names, including BIOSPHERE MEDICAL (the "Tradenames"), through fully owned or directly controlled subsidiaries;

WHEREAS TERUMO EUROPE and BIOSPHERE MEDICAL SA manufacture and distribute medical products which are complementary.

WHEREAS TERUMO EUROPE and BIOSPHERE MEDICAL SA do not manufacture or distribute competitive products.

WHEREAS the purpose of TERUMO EUROPE and BIOSPHERE MEDICAL SA is to optimize the terms of marketing and distribution in-house or with trading partners.

WHEREAS through a not binding agreement dated November, 12, 2001, BIOSPHERE MEDICAL SA agrees to and TERUMO EUROPE wishes to be exclusive distributor of Products in the Territory specified in article 2 pursuant to the terms of this Agreement.

NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:
-------------------------------------------

Article 1 - Grant of rights
            ---------------

1.1. BIOSPHERE MEDICAL SA hereby grants to TERUMO EUROPE which hereby accepts the exclusive right to distribute, market and sell the Products in the territories of several countries specified in article 2 (the "Territory").

1.2. BIOSPHERE MEDICAL SA hereby grants to TERUMO EUROPE the exclusive [**] right to use the Trademarks and the Tradenames with respect to the distribution, marketing and sale of the Products in the Territory.

1.3. TERUMO EUROPE accepts to use the Trademarks and the Tradenames with respect to the distribution, marketing and sale of the Products in the Territory.

1.4. TERUMO EUROPE hereby accepts the terms and conditions of such grant of rights.


Article 2 - Products and Territory
            ----------------------

2.1. The term of "Products" as used herein shall mean the BIOSPHERE MEDICAL Embolotherapy product range as listed in Schedule 1 attached thereto.

2.2. The term "Territory" as used herein shall mean Germany, UK, Scandinavia, Switzerland, Belgium, Portugal, Ireland, Greece, Czech rep., Poland, Tunisia, Morocco, Algeria, Russia;

       The Agreement will be extended to:

[**]

Article 3 - TERUMO EUROPE's responsibilities
            --------------------------------

3.1.   TERUMO EUROPE shall at its own expenses:

       (i) Use its best efforts to contribute to the market promotion and distribution determined by BIOSPHERE MEDICAL SA within the Territory.

       (ii) Maintain or arrange for suitable and satisfactory facilities for the sale and servicing of products within the Territory;

       (iii) Make available to BIOSPHERE MEDICAL SA every reasonable assistance in connection with the execution of sales and advertising plans and prepare and submit to

        BIOSPHERE MEDICAL SA sales forecasts and appraisals of market conditions as may be requested by BIOSPHERE MEDICAL SA from time to time

        (iv) Maintain a high reputation for conducting TERUMO EUROPE's business ethically and in accordance with all laws and regulations applicable thereto;

        (v) The costs incurred by TERUMO EUROPE in the sale of Products as previously mentioned, including, but not limited to, shipping, billing, invoicing, order processing, transportation insurance, customs duties, sales taxes, VAT and other taxes, but to the exclusion of promotional activities which will be shared by the Parties in the conditions specified in articles 7 and 10.

        (vi) TERUMO EUROPE shall maintain a system of product traceability. During the term of this Agreement, and for twelve (12) months thereafter, BIOSPHERE MEDICAL SA shall be entitled, at its expense and upon reasonable notice or have examined by an independent auditing firm acceptable to both parties, to verify the existence of such product traceability.

        (vii) TERUMO EUROPE shall at its own expense, outside of provisions of Article 10.0 of this agreement, obtain all permits, licenses and other approvals necessary for its activities, shall conduct its business in compliance with all laws and regulations applicable in the Territories and shall, when requested, provide BIOSPHERE MEDICAL SA with information regarding TERUMO EUROPE's compliance with such laws and regulations.

        (viii) TERUMO EUROPE shall not offer Products for sale to customers or dealers within the Territories, except if specifically agreed in writing, when it reasonably assumes that such customers or dealers intend to resell the Products outside any of the Territories.

Article 4 - BIOSPHERE MEDICAL's responsibilities
            ------------------------------------

4.1     BIOSPHERE MEDICAL SA shall at its own expenses:

        (i)   Use its best efforts to promote the best possible products

        (ii)  Develop the terms of marketing and distribution

        (iii) BIOSPHERE MEDICAL SA agrees that all relevant information which could affect the use of the product (such as product recalls or procedural issues) to the extent known by Biosphere medical SA will be brought to TERUMO EUROPE's attention. BIOSPHERE MEDICAL S.A will also immediately inform TERUMO EUROPE of any change in the technical specifications of the Product.

        (iv) BIOSPHERE MEDICAL SA agrees to use all reasonable efforts to notify TERUMO EUROPE of all market opportunities suggested to BIOSPHERE MEDICAL SA in the Territory.

       (v) BIOSPHERE MEDICAL SA agrees to deal with the registrations and the CEE's marking.

       (vi) BIOSPHERE MEDICAL SA agrees to inform TERUMO EUROPE in due time of its new product development to enhance the sales activity effectiveness in the Territory.

Article 5 - TERUMO EUROPE's warranties
            --------------------------

5.1. TERUMO EUROPE warrants that it is and will remain during the term of this Agreement in full compliance with all applicable laws and regulations in the Territory, to the extent such laws and regulations are related to TERUMO EUROPE's performance of or ability to perform its obligations under this Agreement.

5.2 TERUMO EUROPE acknowledges that it has received copies of technical documentation related to each and all Products specifying their conditions of use and application, has read them, understands them, and agrees to comply with them as well as with any modification which is duly notified by BIOSPHERE MEDICAL SA. A modification will be notified in advance at least [**] days before coming into effect

Article 6 - BIOSPHERE MEDICAL SA's warranties
            ---------------------------------

6.1    BIOSPHERE MEDICAL SA represents and warrants that:

       (i) All Products presently comply, to the best of its knowledge, with all applicable French laws and regulations as applicable in the Territory and governing labeling, packaging and quality of the Products, and that such Products shall comply therewith during the term hereof

       (ii) There is no obligation of a contractual or other nature to any person, firm, or corporation which at BIOSPHERE MEDICAL's best knowledge is inconsistent or in conflict with this Agreement.

Article 7 - Sales Terms and payment
            -----------------------

7. 1 The Parties agree the following Transfer pricing

       Embosphere:
        11 1 ml vial (all sizes): [**] Euro

       12 2 ml vial (all sizes): [**] Euro

     Embogold:
       13 1 ml vial (all sizes): [**] Euro
       14 2 ml vial (all sizes): [**] Euro
     The Parties agree that the transfer pricing of Embogold will be confirmed at launching time of the Products

7.2 The price of the Products is exclusive of VAT. It will be reviewed and discussed at every budgetary year such budgetary year defined as beginning January 1, and ending December 31, of any year. Such discussions shall be initiated at least 3 months prior to the start of the new budgetary year

7.3  TERUMO EUROPE will pay all costs of delivery or importation

7.4 The purchase orders issued by TERUMO EUROPE for Products shall be submitted to BIOSPHERE MEDICAL SA in writing or by fax. No order shall be binding upon BIOSPHERE MEDICAL SA until duly accepted by means of an order confirmation in the same manner or by speedier means of communication within [**] days of BIOSPHERE MEDICAL's receipt of purchase orders by an authorised representative of Biosphere Medical.

     BIOSPHERE MEDICAL SA shall deliver the Products within [**] to TERUMO EUROPE warehouse in Belgium.
     In case BIOSPHERE MEDICAL SA cannot deliver the Products in time, they will notify TERUMO EUROPE within [**] working days after receipt of the purchase of TERUMO's purchase order.

7.5 Unless otherwise agreed, the Products will be delivered at the delivery date specified in the purchase order. The Products will be shipped free on board ("FOB") BMSA.

7.6  The Parties agree the following payments terms:

     (i)  [**] initial stock: [**] days
     (ii) Following orders: [**] days


Article 8 - Liability
            ---------
8.1 The liability of BIOSPHERE MEDICAL SA under this Agreement and under any purchase order of Products accepted by BIOSPHERE MEDICAL SA pursuant to this Agreement shall be limited to that arising from its obligations to supply Products in accordance with the terms and conditions of orders accepted by BIOSPHERE MEDICAL SA, its obligations under this Agreement and its statutory obligations with regard to warranties and product liability. BIOSPHERE MEDICAL SA will be liable for all damages and costs resulting from any recall of the Products manufactured by Biosphere Medical resulting from the nature of product defectiveness.

      Without limiting the generality of the foregoing, Biosphere in particular warrants that all Products delivered pursuant to this Agreement will be new and in saleable condition, fit for their intended purpose.

8.02 TERUMO EUROPE agrees to hold BIOSPHERE MEDICAL SA harmless from and against any and all claims, losses, obligations, liabilities, costs and expenses (including without limitation legal and other fees):

     (i) arising from actions or omissions of TERUMO EUROPE, its employees or agents, or
     (ii) arising out of TERUMO EUROPE's breach of or failure to perform any of its obligations, representations, warranties, covenants and agreements herein, including those contained in the technical sheets, or
     (iii)  arising out of claims of negligence of TERUMO EUROPE, or
     (iv)   arising from Products defects caused by TERUMO EUROPE




Article 9 - Intellectual property rights
            ----------------------------

9.1 TERUMO EUROPE agrees to use Trademarks and Tradenames currently owned, controlled or used by BIOSPHERE MEDICAL SA and in connection with this Agreement, whether or not registered, only in the manner stipulated by BIOSPHERE MEDICAL SA or in such other manner to which BIOSPHERE MEDICAL SA may specifically consent in writing.

      BIOSPHERE MEDICAL SA undertakes to provide TERUMO EUROPE with all necessary materials (editing support) to comply with this undertaking

9.2 TERUMO EUROPE shall in no way alter any of the Trademarks or Tradenames appearing on Products or other merchandise supplied to TERUMO EUROPE and shall not use such trademarks or tradenames similar thereto on stationary, advertising, promotional materials or displays or in its company name or in any other fashion whatsoever unless prior written approval of BIOSPHERE MEDICAL SA is obtained, and such use, if approved, shall in no way bestow any rights to such trademarks or tradenames upon TERUMO EUROPE.

      Additionally, any rights acquired by TERUMO EUROPE in such trademarks or tradenames shall immediately inure to the benefit of, and automatically become transferred to BIOSPHERE MEDICAL SA.

      In the event of termination of this Agreement, TERUMO EUROPE shall immediately discontinue all use of such trademarks and tradenames except for the distribution of the

      Products still in stock a the time of termination and not re-purchased by BIOSPHERE MEDICAL SA

9.3 TERUMO EUROPE shall not affix any trademark or tradename to products or other merchandise supplied to TERUMO EUROPE other than those affixed by BIOSPHERE MEDICAL SA or which BIOSPHERE MEDICAL SA may request TERUMO EUROPE to affix, without prior written approval of BIOSPHERE MEDICAL SA.

9.4 The Trademarks and Tradenames are and shall remain the exclusive right and property of BIOSPHERE MEDICAL SA and BIOSPHERE MEDICAL SA agrees that they will not cause, allow or permit any third party to use their labels, Trademarks and/or Tradenames in the Territory.

9.5 TERUMO EUROPE and BIOSPHERE MEDICAL SA shall notify each other of any claim of infringement or any complaint of which it has knowledge based upon used by TERUMO EUROPE of the Trademarks and/or Tradenames or any simulation, counterfeiting or infringement of the Trademarks and Tradenames by third parties.

9.6 TERUMO EUROPE agrees not to remove any identifying marks, warning signs or instructions placed on Products by BIOSPHERE MEDICAL SA.

9.7 BIOSPHERE MEDICAL SA shall be solely responsible for all damages and costs resulting from patent, trademarks and tradenames infringement caused by the Products and shall at its own expense defend any such patent, trademarks and tradenames infringement claims raised in the Territory. BIOSPHERE MEDICAL SA will indemnify TERUMO EUROPE for all costs and expenses which TERUMO EUROPE would incur as a result of such infringement claims.


Article 10 - Marketing, advertising and fairs
             --------------------------------

10.1 TERUMO EUROPE and BIOSPHERE MEDICAL SA shall actively promote the Products in the Territory by activities consisting of:

      (i)   training,
      (ii)  congresses,
      (iii) workshops,
      (iv)  media campaigns
      (v) advertising and more generally, all activities in connection with the promotion of the Products.

10.2 The development and execution of the promotional activities is in the first place the responsibility of TERUMO EUROPE. The costs incurred by TERUMO EUROPE shall be submitted to BIOSPHERE MEDICAL SA in writing or by fax. No cost shall be binding upon BIOSPHERE MEDICAL SA until duly accepted in writing in the same manner or by speedier means of communication within eight days of BIOSPHERE MEDICAL's receipt of such costs. The costs incurred by BIOSPHERE MEDICAL SA shall likewise be submitted to TERUMO EUROPE and shall not be binding upon TERUMO EUROPE until duly accepted within 8 days of TERUMO EUROPE's receipt of submission of expense.

10.3 The costs of mutual agreed activities shall be shared [**] by TERUMO EUROPE and BIOSPHERE MEDICAL SA. The Parties will settle the marketing costs sharing on quarterly bases with immediate payment

10.4 The Parties agree the amount for 2002 for TERUMO will be [**] Euro taking into consideration the countries not involved in TERUMO'S territory in 2002.

10.5 The Parties shall inform each other in appropriate time of any contemplated participation in fairs and exhibitions.


Article 11 - Insurance
             ---------

11.1 At its own expense, TERUMO EUROPE shall maintain with reputable insurance companies insurance policies covering the distribution activities which TERUMO EUROPE will conduct under the present Agreement

11.2 TERUMO EUROPE agrees to furnish BIOSPHERE MEDICAL SA, within thirty (30) business days of the execution of this agreement, with satisfactory evidence of such insurance policies prior to the first purchase order and at such other time as BIOSPHERE MEDICAL SA may require for its activity in the Territory

Article 12 - Confidentiality
             ---------------

      TERUMO EUROPE, BIOSPHERE MEDICAL SA and their employees and agents shall at all times, during the term of this Agreement and thereafter, keep confidential and not disclose to any third party any trade secret and other information of a confidential nature acquired by either part from the other in the course of performance of this Agreement.

Article 13 - Non competition
             ---------------

13.1 TERUMO EUROPE hereby undertakes not to sell, directly or indirectly, nor assist, directly or indirectly, in selling products which may be identical, similar and/or competitive by reason of their nature, appearance, use, and/or technical features with the Products.

13.2  Such undertaking shall be valid during the terms of this Agreement.

13.3 In case BIOSPHERE MEDICAL developed products competitive to Terumo Corporation and Terumo Europe, then Biosphere Medical Europe would offer them for sale to Terumo Europe within the Territory.

Article 14 - Duration
             --------

14.1 Subject to immediate termination as mentioned in Article 15, this Agreement shall be with retroactive effect as of January, 1, 2002, and expire on January, 1, 2006. The parties will re-examine the duration of this Agreement after an initial period of two (2) years using qualitative and quantitative criteria (for example : sales achievement, competitive edge of the Products, products in the pipeline, Distributors' performance etc.). The parties can at that time agree to maintain the initial duration of the Agreement or to extend or reduce its duration. If one of the parties at that time whishes to terminate, based on the outcome of the "re-examination" discussions, the contract prior to the end of its initial term, such party may terminate the agreement unilaterally by observing the notice period stipulated in article 14.2

14.2 If a party decides to terminate the Agreement unilaterally, the terminating party will deliver to the other party a notice of termination by registered mail and observe a notice period of twelve (12) months

14.3 The Parties agree to meet at the latest six (6) months before the date of expiry of the Agreement to discuss the terms and conditions of a renewal of the Agreement. If the Parties do not enter into a formal contract for the renewal of their Agreement but yet continue to operate within the terms of this Agreement, the Agreement will be renewed automatically for a period of two (2) years.

Article 15 - Immediate termination
             ---------------------

15.1 This Agreement is subject to immediate termination by the Parties upon any of the following events:

      (i) Insolvency, bankruptcy, liquidation, or loss of corporate identity on the part of one of the Parties or the filing by one of the Parties of a petition seeking relief under the laws of insolvency or bankruptcy of any country.

         (ii) Breach of any obligation under this Agreement by one of the Parties, if not remedied by one of the Parties within [**] days of written receipt notice of breach.

         (iii) The merger of TERUMO EUROPE with another company or corporation other or any other transaction effecting a substantial change in control or ownership of TERUMO EUROPE, with the exclusion of mergers or transactions whereby the control or ownership of TERUMO EUROPE remains within the TERUMO group of companies

15.2 Without prejudice to the generality of the foregoing, the performance by TERUMO EUROPE of its obligations with regard all payments under
         Article 7 is of the essence of this Agreement. Conversely, it is agreed that the timely performance by BIOSPHERE MEDICAL SA of its delivery obligations as stipulated under Article 7 is also of the essence of this Agreement.

         Any breach of or default in the performance of such obligations shall entail the immediate termination of this Agreement.

Article 16 - Change of control provisions
-----------------------------------------

16.1 The present Agreement is directly linked to the present BSMD ownership. It will be cancelled by a majority change in BSMD's shareholder's equity.


16.2 Regarding the cancellation of the Agreement specified in Article 16.1, BIOSPHERE MEDICAL SA agrees to pay to TERUMO EUROPE in compensation for its investments an amount of:
         [**] Euro if end of 2002 (or pro rata if earlier in the year)
         [**] Euro if end of 2003 (or pro rata if earlier in the year)
         [**] Euro if end of 2004 (or pro rata if earlier in the year)

         Each amount non cumulative to the other


Article 17 - Assignment
             ----------

         TERUMO EUROPE shall not assign its rights and obligations under this Agreement to any third party without the prior written consent of BIOSPHERE MEDICAL SA.

Article 18 - Governing law and jurisdiction
             ------------------------------

18.1 This Agreement shall be governed by and construed in accordance with the laws of France

18.2. All provisions of this Agreement are several and any provision which may be prohibited by law shall be ineffective to the extent of such prohibition without invalidating the remaining provisions.

         Notwithstanding the foregoing, the Parties shall use their best efforts to replace any provision which may become invalid or unenforceable by other adequate provisions reflecting their intents and purposes.

Article 19 - Miscellaneous
             -------------

19.1. This Agreement constitutes the entire agreement between the Parties and supersedes all previous agreements or understandings between them covering the subject matter hereof and may be amended only in writing.

19.2. Any failure by any Party hereto to exercise at any time any of its rights and/or to enforce any terms or conditions of this Agreement shall not be considered a waiver of such Party's right thereafter to exercise said rights or to enforce each and every term or condition of this Agreement; nor shall any such waiver be implied from the acceptance of any payment.

19.3. Any notice required to be given hereunder shall be notified at the addresses shown on the first page hereof.



BIOSPHERE MEDICAL SA                                 TERUMO EUROPE NV/ SA




 Alain Brunier                                           Alain Poncet
-------------------------                              -------------------------
represented by                                         represented by

                                   SCHEDULE I

            LIST OF PRODUCTS TO BE DISTRIBUTED BY TERUMO EUROPE NV/SA
            ---------------------------------------------------------

               -   Embosphere
               -   Embogold

                                  Attachement 1

                              TERUMO FORECAST 2002
                         (January 2002 - December 2002)

                                    1 ml      2 ml      Total
                                    ----      ----      -----

Germany                             [**]      [**]      [**]

UK                                  [**]      [**]      [**]

Scandinavia                         [**]      [**]      [**]

Switzerland                         [**]      [**]      [**]

Belgium                             [**]      [**]      [**]

Portugal                            [**]      [**]      [**]

Ireland                             [**]      [**]      [**]

Greece                              [**]      [**]      [**]

Czech Rep.                          [**]      [**]      [**]

Russia/Poland )

Tunisia/Morocco )                   [**]      [**]      [**]
Algeria        )


TOTAL                               [**]      [**]      [**]

               FIRST AMENDMENT TO EXCLUSIVE DISTRIBUTION AGREEMENT

This First Amendment to Exclusive Ditribution Agreement (the "Amendment") is dated and effective as of January 28/th/ 2002 and made between:

BIOSPHERE MEDICAL SA, a French societe anonyme having its registered office at Parc des Nations Z.I Paris Nord II, 383, rue de la Belle Etoile 95700 Roissy-en-France, FRANCE, registered with the Registry of Commerce and Companies of BOBIGNY under the number 418.584.033, and represented by Alain Brunier in his capacity as President, Europe-Middle East-Africa

                             (hereinafter referred to as "BIOSPHERE MEDICAL SA")


AND
---

TERUMO EUROPE NV/SA, a Belgian societe anonyme having its registered office at 3001 Leuven, Research Park Zone 2 Haasrode, Interleuvenlaan 40, registered with the Registry of Commerce of Leuven under the number 52.311, and represented by Alain Poncet in his capacity as Senior Vice President

                                    (hereinafter referred to as "TERUMO EUROPE")


     (hereinafter collectively referred to as the "Parties" or individually as a "Party")

WITNESSETH
----------

WHEREAS the Parties entered into an Exclusive Distribution Agreement on January ___, 2002 (the "Distribution Agreement").

WHEREAS the Parties desire to amend Article 16 of the Distribution Agreement to clarify the change of control provisions set forth therein.

NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:
-------------------------------------------

1. Article 16 of the Distribution Agreement is hereby deleted in its entirety and the following new Article 16 is substituted in lieu thereof:

    "Article 16 - Change of control provisions
     -----------------------------------------

    16.1 Notwithstanding any other provision of this Agreement, either Party shall have the right to immediately terminate the Agreement in the event of a Change of Control of BioSphere Medical, Inc., a Delaware corporation and the parent corporation of BIOSPHERE MEDICAL SA ("BSMD"), by providing written notice to the other Party within 30 days following such Change of Control. For purposes of this Article 16.1, a Change of Control shall mean (a) the acquisition by a person, party or group of more than 50% of the outstanding voting stock of BSMD, excluding acquisitions from BSMD, (b) the sale of BSMD by means of a reorganization, merger, consolidation, recapitalization or asset sale, unless the owners of the outstanding voting stock of BSMD before such transaction continue to own more than 50% of the outstanding voting stock of the acquiring or succeeding entity in substantially the same proportions, or (c) the approval of a complete liquidation or dissolution of BSMD.

     16.2 If the Agreement is terminated by BIOSPHERE MEDICAL SA or its assignee or successor pursuant to Article 16.1, BIOSPHERE MEDICAL SA agrees to pay to TERUMO EUROPE in compensation for its investments an amount of:

              [**] Euro if end of 2002 (or pro rata if earlier in the year) [**] Euro if end of 2003 (or pro rata if earlier in the year) [**] Euro if end of 2004 (or pro rata if earlier in the year)

              Each amount non cumulative to the other"


2. Except as specifically amended by this Amendment, all terms and conditions of the Distribution Agreement shall remain unchanged and in full force and effect.


BIOSPHERE MEDICAL SA                        TERUMO EUROPE NV/SA

    Alain Brunier                               Alain Poncet
----------------------                      ----------------------------------
represented by                              represented by

                                       16